KENNEDY WILSON

COPPINS WELL
SEATTLE, WA

Q2 2022 EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2022

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS SECOND QUARTER 2022 RESULTS

BEVERLY HILLS, Calif. (August 3, 2022) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $23 billion in AUM that owns, operates, and invests in real estate both on its own and through its investment management platform, today reported results for Q2-2022:
"Strong demand for our high-quality multifamily properties resulted in record quarterly same-property revenue growth of 12% and higher levels of recurring cash flow," said William McMorrow, Chairman and CEO of Kennedy Wilson. "We remain well-positioned in the current environment to continue executing our strategic initiatives, which include growing our multifamily portfolio and expanding our investment management platforms."

Financial Results

	Q2		YTD
(Amounts in millions, except per share data)	2022	2021	2022	2021
GAAP Results
GAAP Net (Loss) Income to Common Shareholders	($9.0)	$215.4	$25.8	$209.8
Per Diluted Share	(0.07)	1.53	0.19	1.50

Non-GAAP Results
Adjusted EBITDA	$118.4	$410.2	$278.5	$537.8
Adjusted Net Income	41.4	264.6	126.8	311.6
•Adjusted EBITDA to $118 million (vs. $410 million in Q2-21):
◦KW's share of recurring property NOI, loan income and fees totaled $130 million in Q2-22, an increase of $32 million from Q2-21.
◦KW's share of gains from the sale of real estate, changes in fair values and promotes totaled $24 million in Q2-22, a decrease of $340 million from Q2-21, primarily due to $330 million in gains related to the launch of $1.5 billion multifamily platform with a global institutional partner in Q2-21.

Portfolio Operating Results
•19% Growth in Estimated Annual NOI to $479 million from Q2-21; 10% Growth YTD:
◦Estimated Annual NOI grew by $18 million or 4% to $479 million from Q1-22, driven by new acquisitions and strong rental growth. Estimated Annual NOI increased by $76 million or 19% from Q2-21.
◦Development and lease-up portfolio expected to add approximately $98 million in Estimated Annual NOI to KW upon completion of construction expected by 2024 and stabilization expected by 2025. The Company's development and lease-up portfolio totals approximately $3 billion, in which KW's average ownership is 60% and includes 4,944 multifamily units, 2.4 million commercial square feet, and one hotel.
•Same Property Performance(1) Driven by Strong Multifamily Growth:

	Q2 - 2022 vs. Q2- 2021			YTD - 2022 vs. YTD - 2021
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	(0.9)%	12.2%	15.4%	(0.7)%	11.5%	14.4%
Multifamily - Affordable	0.1%	5.9%	4.0%	0.2%	5.6%	5.0%
Office	(1.5)%	0.5%	(0.7)%	(1.8)%	(0.8)%	(2.7)%
Total		7.8%	8.1%		6.9%	6.9%
(1) Excludes minority-held investments

Investment Activity
•Completed $1.7 billion in Investment Transactions in Q2-22:

	Gross Transaction Value ($ in millions)	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q2-21		$403	$4.5
As of Q4-21		$434	$5.0
As of Q1-22		$461	$5.3
Gross acquisitions and loan investments	$1,182	22	0.3
Gross dispositions and loan repayments	489	(3)	(0.3)
Operations	—	8	—
FX and other	—	(9)	—
Total as of Q2-22	$1,671	$479	$5.3
•New Investments in Q2 Add $22 million in Estimated Annual NOI:
◦Consolidated Acquisitions Add $15 million to Estimated Annual NOI: Acquired three wholly-owned multifamily properties totaling 1,110 units in the Mountain West region for $418 million, which added $15 million to Estimated Annual NOI. Kennedy Wilson's value-add asset management plan includes renovating over 65% of the existing units, enhancing amenities, and refreshing the common areas.
◦Co-Investment Portfolio Investments Add $7 million to Estimated Annual NOI: Acquired $444 million of European logistics assets, $176 million in loan investments, $100 million in

Western U.S. multifamily assets, and $44 million in assets through our commingled fund. The Company's weighted-average ownership in these investments was 20%.

•Completed $489 million of Dispositions and Loan Repayments in Q2-22:
◦Consolidated Portfolio: Sold three non-core UK retail assets, one non-core Pacific Northwest retail asset, and one office lease-up asset in Southern California for $91 million.
◦Co-Investment Portfolio: Sold $76 million in residential and retail assets, and separately realized $322 million in loan repayments in our debt platform. The Company had a weighted-average ownership of 13% in these investments.

Investment Management
•18% Growth in Fee-Bearing Capital from Q2-21 to $5.3 Billion; 6% Growth YTD: Fee-Bearing Capital totaled $5.3 billion as of Q2-22, with approximately $4.1 billion in additional non-discretionary capital with certain strategic partners that is currently available for investment.
◦European Logistics Platform Grows to $1.4 billion:
▪Acquired $444 million in logistics assets in Q2-22, resulting in an additional $155 million in Fee-Bearing Capital.
▪Platform grew to $1.4 billion in AUM and $532 million in Fee-Bearing Capital at quarter-end, with an additional $1.2 billion in new investment capacity. Kennedy Wilson has a 20% ownership in this platform.
◦Debt Platform Totals $2.2 Billion:
▪Completed $176 million in new loan originations, $34 million in fundings on existing loans, and $322 million in loan repayments.
▪Platform totals $2.2 billion of outstanding loans (including $300 million of future funding commitments) and $1.7 billion of Fee-Bearing Capital at quarter-end. The Company has a 7% ownership in this platform.
▪Subsequent to quarter-end, the platform completed $220 million of net new loan investments. The debt platform has total commitments of $6 billion, with an additional $3 billion in new loan origination capacity.

Balance Sheet and Liquidity
•$711 million in Cash and Line of Credit Availability: As of June 30, 2022, Kennedy Wilson had a total of $461 million(1) in cash and cash equivalents and $250 million of capacity on its $500 million revolving line of credit.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average interest rate of 3.8% per annum and a weighted-average maturity of 5.8 years as of June 30, 2022. Approximately 94% of the Company's debt is either fixed or hedged with interest rate caps.

Footnotes
(1) Represents consolidated cash and includes $24 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and Related Covenants" for more detail on KWE Notes). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $566 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, August 4. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 6528950.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=6ioCEmzI. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$460.6	$524.8
Accounts receivable	42.3	36.1
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $853.2 and $838.1)	5,253.8	5,059.8
Unconsolidated investments (including $2,035.5 and $1,794.8 at fair value)	2,183.4	1,947.6
Other assets	238.2	177.9
Loan purchases and originations	141.8	130.3
Total assets	$8,320.1	$7,876.5

Liabilities
Accounts payable	$17.3	$18.6
Accrued expenses and other liabilities	594.7	619.1
Mortgage debt	3,115.1	2,959.8
KW unsecured debt	2,028.9	1,852.3
KWE unsecured bonds	573.7	622.8
Total liabilities	6,329.7	6,072.6
Equity
Cumulative perpetual preferred stock	593.2	295.2
Common stock	—	—
Additional paid-in capital	1,665.3	1,679.6
Retained earnings	149.2	192.4
Accumulated other comprehensive loss	(441.5)	(389.6)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,966.2	1,777.6
Noncontrolling interests	24.2	26.3
Total equity	1,990.4	1,803.9
Total liabilities and equity	$8,320.1	$7,876.5

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Rental	$109.3	$94.7	$213.5	$183.6
Hotel	12.7	2.2	19.2	3.0
Investment management fees	11.0	8.8	22.3	16.2
Property services fees	0.4	0.5	0.8	1.2
Loans and other	2.7	2.2	5.0	3.8
Total revenue	136.1	108.4	260.8	207.8

Income (loss) from unconsolidated investments
Principal co-investments	39.4	36.3	117.6	55.1
Performance allocations	(8.7)	16.1	18.5	15.7
Total income from unconsolidated investments	30.7	52.4	136.1	70.8

Gain on sale of real estate, net	11.9	328.5	13.8	402.0

Expenses
Rental	36.4	32.4	72.1	65.4
Hotel	7.6	2.5	11.9	4.1
Compensation and related	26.5	41.0	55.5	68.0
Share-based compensation	7.3	7.3	14.4	15.0
Performance allocation compensation	(2.0)	0.3	9.8	0.3
General and administrative	9.4	9.0	17.3	15.8
Depreciation and amortization	43.3	41.7	86.6	86.1
Total expenses	128.5	134.2	267.6	254.7
Interest expense	(53.2)	(44.5)	(103.7)	(96.1)
Loss on early extinguishment of debt	(1.1)	(23.8)	(1.1)	(38.6)
Other gain (loss)	3.6	(0.7)	9.4	(4.0)
(Loss) income before provision for income taxes	(0.5)	286.1	47.7	287.2
Provision for income taxes	(0.4)	(64.9)	(8.6)	(67.6)
Net (loss) income	(0.9)	221.2	39.1	219.6
Net income attributable to noncontrolling interests	(0.3)	(1.5)	(0.2)	(1.2)
Preferred dividends	(7.8)	(4.3)	(13.1)	(8.6)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(9.0)	$215.4	$25.8	$209.8
(Loss) basic earnings per share
(Loss) earnings per share	$(0.07)	$1.55	$0.19	$1.51
Weighted average shares outstanding	136,840,417	139,260,408	136,828,876	139,290,576
Diluted (loss) earnings per share
(Loss) earnings per share	$(0.07)	$1.53	$0.19	$1.50
Weighted average shares outstanding	136,840,417	140,778,616	137,115,950	140,136,010
Dividends declared per common share	$0.24	$0.22	$0.48	$0.44

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(9.0)	$215.4	$25.8	$209.8
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	67.7	52.6	128.9	111.4
Loss on early extinguishment of debt	1.1	23.8	1.1	38.6
Depreciation and amortization	43.1	41.9	86.6	86.8
Provision for (benefit from) income taxes	0.4	64.9	8.6	67.6
Preferred dividends	7.8	4.3	13.1	8.6
Share-based compensation	7.3	7.3	14.4	15.0
Adjusted EBITDA	$118.4	$410.2	$278.5	$537.8
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(9.0)	$215.4	$25.8	$209.8
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	43.1	41.9	86.6	86.8
Share-based compensation	7.3	7.3	14.4	15.0
Adjusted Net Income	$41.4	$264.6	$126.8	$311.6

Weighted average shares outstanding for diluted	136,840,417	140,778,616	137,115,950	140,136,010
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, loss on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation, and EBITDA adjustments attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·  “Adjusted Net Income” represents net income (loss) before depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, share-based compensation, preferred dividends and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Annual Return on Loans” is a metric that applies to our real estate debt business that represents the sum of annual interest income, transaction fees and the payback of principal for discounted loan purchases, amortized over the life of the loans and divided by the principal balances of the loans.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For the Company’s hotel portfolio, the Company provides a trailing-12 month NOI of $8.1 million, which excludes the period during which the hotel was fully closed due to restrictions related to the COVID-19 pandemic. Additionally, for assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.1 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2022, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2022 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, the sale of real estate that have not yet occurred and other items and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Performance allocations” relates to allocations to the general partner, special limited partner or asset manager of Kennedy Wilson's co-investments it manages based on the cumulative performance of the fund and are subject to preferred return thresholds of the limited partners.
·   "Performance allocation compensation” - the compensation committee of the Company’s board of directors approved and reserved between twenty percent (20%) and thirty-five percent (35%) of any performance allocation earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly-owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.
·   "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.

·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	June 30, 2022	December 31, 2021
Market Data
Common stock price per share	$18.94	$23.88
Common stock and convertible preferred stock
Common stock shares outstanding	137,790,768	137,954,479
Shares of common stock underlying convertible perpetual preferred stock and warrants(1)(2)	25,072,347	12,009,608
Total Common stock outstanding and underlying convertible preferred stock and warrants	162,863,115	149,964,087

Equity Market Capitalization	$3,084.6	$3,581.1

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt(3)	5,320.1	4,945.0
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	576.4	626.2
$500M Credit Facility	250.0	75.0
Total Kennedy Wilson's share of debt	7,946.5	7,446.2
Total Capitalization	$11,031.1	$11,027.3
Less: Kennedy Wilson's share of cash	(565.6)	(617.9)
Total Enterprise Value	$10,465.5	$10,409.4
(1) Assumes conversion of $300 million convertible perpetual preferred investment based on current conversion price of $25.00 per share. The preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million convertible perpetual preferred investment . The preferred stock is callable by Kennedy Wilson at any time.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $494.6 million, based on economic ownership.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of June 30, 2022
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of June 30, 2022.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	33,278 units	94.4%	$263.4	20
2	Office	10.5 million square feet	93.6%	145.7	21
3	Industrial	8.5 million square feet	99.1%	11.4	22
4	Retail	4.3 million square feet	93.3%	39.4	23
5	Hotels	1 Hotel / 265 Hotel Rooms	N/A	8.1	24
6	Loan Investments	35 loan investments KW Loan balance of $136.6 million	N/A	10.8	24
	Total Estimated Annual NOI			$478.8

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(4)(5)	208 multifamily units 1.3 million office sq. ft. 0.4 million industrial sq. ft. 0.2 million retail sq. ft.	33.7%	$530.0	25
7	Development Projects(4)(5)	4,736 multifamily units 0.5 million office sq. ft. One five-star resort	N/A	734.7	26
8	Residential and other(4)	19 investments	N/A	274.6	24
	Total KW Gross Asset Value			$1,539.3

Investment Management			Fee-Bearing Capital	Adj. Fees(TTM)(6)
9	Investment management	Asset management fees (T-12)	$5,300	$42.0	30
10	Investment Management	Performance fees (T-12)		$120.7	30
	Total Adj. Fees (TTM)			$162.7

Net Debt and KW Share Count				Total
11	KW Share of Debt(3)	Secured and Unsecured Debt		$7,946.5
12	KW Share of Cash	Cash		(565.6)
	Total Net Debt			$7,380.9	28

	Total Common stock outstanding and underlying convertible preferred stock			162,863,115	15

(1) Based on weighted-average ownership figures held by KW.
(2) Includes 8,949 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $211.9 million as of June 30, 2022.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $494.6 million, based on economic ownership.
(4) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of June 30, 2022. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV - share of debt)
Lease-up - Multifamily and Commercial	$530.0	$81.8	$448.2
Development - Multifamily, Commercial, and Hotel	734.7	347.9	386.8
Residential and other	274.6	2.5	272.1
Lease-up, Development, and Non-income Producing Assets	$1,539.3	$432.2	$1,107.1
(5) Includes $86.7 million of gross asset value related to development that the Company owns through its investment Vintage Housing Holdings as of June 30, 2022.
(6) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of June 30, 2022
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of June 30, 2022, of which 65% is derived from consolidated assets.
The following summarizes Kennedy Wilson's Pro-rata share of Estimated Annual NOI from its stabilized income-producing portfolio by property type and geography.

	Pacific Northwest	Southern California	Northern California	Mountain West	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$50.5	$29.8	$26.3	$91.3	$—	$—	$29.5	$—	$—	$227.4
Multifamily - Affordable	23.8	3.8	2.8	5.6	—	—	—	—	—	36.0
Office	18.0	12.1	11.4	2.3	—	63.3	29.8	8.6	0.2	145.7
Industrial	—	—	—	0.3	—	10.1	0.8	—	0.2	11.4
Retail	—	3.8	—	5.3	—	15.9	8.9	—	5.5	39.4
Hotel	—	—	—	—	—	—	8.1	—	—	8.1
Loans	2.0	4.4	1.9	2.1	0.1	0.3	—	—	—	10.8
Total Estimated Annual NOI	$94.3	$53.9	$42.4	$106.9	$0.1	$89.6	$77.1	$8.6	$5.9	$478.8

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of June 30, 2022
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Hotels	Loan Investments	KW Share of Est. Annual NOI	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	Ownership(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	10,549	7.1	1	—	$309.9	$—	$5,402.8	98%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	17,284	0.9	—	—	124.1	1.1	2,508.8	47%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	5,445	15.3	—	35	44.8	4.2	951.1	12%
Co-investment Portfolio			22,729	16.2	—	35	$168.9	$5.3	$3,459.9	26%

Total Stabilized Portfolio			33,278	23.3	1	35	$478.8	$5.3	$8,862.7	50%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of June 30, 2022
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	Vintage Housing Affordable Units (5)	Total # of Units	Occupancy (Asset Level)	Occupancy (KW Share)	Average Monthly Rents Per Market Rate Unit(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	44	6,216	4,747	1,592	12,555	93.6%	93.4%	$1,468	$96.9
Pacific Northwest	49	1,973	3,254	5,977	11,204	95.4	95.1	1,884	74.3
Southern California	13	1,054	1,950	704	3,708	94.9	95.4	2,185	33.6
Northern California	10	1,306	1,285	676	3,267	94.4	93.4	2,088	29.1
Total Western U.S.	116	10,549	11,236	8,949	30,734	94.5%	94.2%	$1,722	$233.9
Ireland(4)	11	—	2,544	—	2,544	97.8	97.8	2,448	29.5
Total Stabilized	127	10,549	13,780	8,949	33,278	94.7%	94.4%	$1,782	$263.4

Lease-up Assets	1	—	—	208	208	See Page 25 for more information
Development Projects	21	1,021	1,663	2,052	4,736	See Page 26 for more information
Total	22	1,021	1,663	2,260	4,944

Total Multifamily	149	11,570	15,443	11,209	38,222
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $876, $991, $1,060, and $974 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 504 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD related to NOI.
(5) The Company has a 41% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of June 30, 2022
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Office	# of Assets	Consolidated Rentable Sq. Ft.	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Pacific Northwest	3	0.6	0.6	1.2	98.0%	99.7%	$26.0	$18.0
Southern California(2)	6	0.2	1.3	1.5	82.5	90.9	63.8	12.1
Northern California	7	0.3	1.5	1.8	91.4	86.0	37.5	11.4
Mountain West	5	—	1.7	1.7	84.8	85.0	19.6	2.3
Total Western U.S.	21	1.1	5.1	6.2	88.7%	92.4%	$35.6	$43.8
United Kingdom(3)	13	1.8	0.6	2.4	91.0	91.8	35.5	63.3
Ireland(3)(4)	9	0.6	0.5	1.1	96.1	95.9	42.5	29.8
Italy(3)	7	0.7	—	0.7	100.0	100.0	14.2	8.6
Spain(3)	1	—	0.1	0.1	78.2	78.2	20.4	0.2
Total Europe(3)	30	3.1	1.2	4.3	93.4%	94.2%	$32.6	$101.9

Total Stabilized	51	4.2	6.3	10.5	90.6%	93.6%	$33.6	$145.7

Lease-up Assets	9	0.9	0.4	1.3	See page 25 for more information
Development Projects	4	0.1	0.4	0.5	See page 26 for more information
Total	13	1.0	0.8	1.8

Total Office	64	5.2	7.1	12.3
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2022 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in Estimated Annual NOI and KW Gross Asset Value of $66.0 million as of June 30, 2022.
(3) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to NOI.
(4) The information presented in this row for Ireland commercial assets includes our Irish headquarters wholly owned by KW comprising 16,000 sq. ft., 100% occupancy, $1.0 million in Estimated Annual NOI and KW Gross Asset Value of $26.9 million as of June 30, 2022.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of June 30, 2022
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Industrial	# of Assets	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	4	0.4	100.0	100.0	$8.0	$0.3
Northern California	1	0.1	100.0	100.0	4.6	—
Total Western U.S.	5	0.5	100.0%	100.0%	$7.4	$0.3
United Kingdom(2)	75	7.2	98.9	99.0	7.6	10.1
Ireland(2)	13	0.6	100.0	100.0	7.5	0.8
Spain(2)	2	0.2	100.0	100.0	4.9	0.2
Total Europe(2)	90	8.0	99.0%	99.1%	$7.5	$11.1

Total Stabilized	95	8.5	99.1%	99.1%	$7.5	$11.4

Lease-up Assets	4	0.4	See page 25 for more information
Development Projects	2	TBD	See page 26 for more information
Total	6	0.4

Total Industrial	101	8.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2022 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Retail Portfolio
As of June 30, 2022
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Retail	# of Assets	Consolidated Rentable Sq. Ft.	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	5	0.2	0.8	1.0	95.9	96.1	$21.7	$3.8
Mountain West	6	0.5	0.5	1.0	90.5	88.3	11.8	5.3
Total Western U.S.	11	0.7	1.3	2.0	91.4%	90.1%	$14.3	$9.1
United Kingdom(2)	37	1.4	0.1	1.5	95.5	95.4	16.0	15.9
Ireland(2)	2	0.4	—	0.4	94.6	94.6	22.8	8.9
Spain(2)	2	0.4	—	0.4	91.0	91.0	20.4	5.5
Total Europe(2)	41	2.2	0.1	2.3	94.6%	94.4%	$18.3	$30.3

Total Stabilized	52	2.9	1.4	4.3	93.5%	93.3%	$17.3	$39.4

Lease-up Assets	2	0.1	0.1	0.2	See page 25 for more information
Total	2	0.1	0.1	0.2

Total Retail	54	3.0	1.5	4.5
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of June 30, 2022 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Portfolio
As of June 30, 2022
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(1)	Kennedy Wilson's Share of Estimated Annual NOI
Ireland(2)	1	265	$363.9	$8.1
Total Hotel	1	265	$363.9	$8.1

Development	1	150	See page 26 for more information
Total Hotel	2	415
(1) Average Daily Rate data is based on the most recent 12 months and is weighted based on the Company's ownership percentage in the underlying properties
(3) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to NOI.

Loan Investments	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Pacific Northwest	5	8.0%	$25.0	$2.0
Southern California	11	8.2%	52.8	4.4
Northern California	8	7.2%	26.6	1.9
Mountain West	8	7.9%	26.6	2.1
Hawaii	1	8.7%	1.3	0.1
Total Western U.S.	33	7.9%	$132.3	$10.5
United Kingdom(1)	2	6.8%	4.3	0.3
Total Loan Investments	35	7.9%	$136.6	$10.8
(1) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to Loan Balance.

Residential and Other	# of Investments	Residential Units/Lots	Total Acres	KW Gross Asset Value
Southern California	2	—	535	$21.7
Hawaii	5	210	3,242	170.9
Total Western U.S.	7	210	3,777	$192.6
United Kingdom(1)	1	—	1	4.1
Total Residential	8	210	3,778	$196.7

Other Investments	11	—	—	$77.9
Total Residential and Other	19	210	3,778	$274.6
(1) Estimated foreign exchange rates are €0.95 = $1 USD, and £0.82 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of June 30, 2022
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2022
Kildare	Ireland(2)	Office	100%	1	65,000	51	$4.2	$0.7	$56.7
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	2.2	0.1	35.3
Maidenhead	United Kingdom(2)	Office	100%	1	65,000	—	2.4	—	33.6
	2022 Subtotal			3	184,000	18%	$8.8	$0.8	$125.6
2023
The Oaks	Southern California	Office	100%	1	357,000	59%	6.3	8.6	130.2
Hamilton Landing H7	Northern California	Office	100%	1	61,000	—	1.5	5.8	16.6
Various	United Kingdom(2)	Office	100%	2	281,000	33%	7.6	14.1	128.4
	2023 Subtotal			4	699,000	43%	$15.4	$28.5	$275.2

	Total Lease-Up			7	883,000	37%	$24.2	$29.3	$400.8
Note: The table above excludes minority-held investments and two wholly-owned assets expected to sell, totaling 1.0 million commercial sq. ft. and KW Gross Asset Value of $116.7 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2022. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €0.95 = $1 USD and £0.82 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of June 30, 2022
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are at Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
River Pointe	Mountain West	Multifamily	Under Construction	100%	2022	2022	—	89	1	23	6%	21	2
38° North Phase II	Nor. California	Multifamily	Under Construction	100%	2023	2024	—	172	4	73	6%	17	56
Dovetail	Mountain West	Multifamily	Under Construction	90%	2023	2024	—	240	3	56	5%	20	36
Oxbow	Mountain West	Multifamily	Under Construction	51%	2023	2024	—	268	3	41	6%	18	23
Two10	Pacific Northwest	Multifamily	Under Construction	90%	2023	2024	—	210	3	60	5%	13	47
Coopers Cross	Ireland(3)	Office	Under Construction	50%	2023	2024	395,000	—	11	157	7%	88	69
Coopers Cross	Ireland(3)	Multifamily	Under Construction	50%	2023	2024	—	471	6	117	5%	100	17
Grange	Ireland(3)	Multifamily	Under Construction	50%	2023	2024	7,000	287	3	65	5%	48	17
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2023	2024	—	150	21	343	6%	256	87
The Cornerstone	Ireland(3)	Mixed-Use	Under Construction	50%	2024	2025	20,000	232	3	66	5%	25	41
University Glen Phase II	So. California	Multifamily	Under Construction	100%	2024	2025	—	310	7	112	6%	15	97
Bend	Pacific Northwest	Multifamily	Planning Received	43%	TBD	TBD	—	TBD	TBD	TBD	TBD	18	TBD
							422,000	2,429	$65	$1,113	6%	$639	$492
Note: The table above excludes minority-held development projects and two development projects where the scope is still being explored, totaling 405 multifamily units, 0.1 million commercial sq. ft. and KW Gross Asset Value of $38 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2022. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $187 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €0.95 = $1 USD and £0.82 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up Assets and Development Projects
As of June 30, 2022
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Lease-up Assets and Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 41% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Sanctuary	Mountain West	Lease-up	n/a	2022	208	0.2	0.5	—	83
Quinn	Pacific Northwest	Under Construction	2022	2023	227	2.8	1.2	—	NA
Station	Pacific Northwest	Under Construction	2022	2023	205	2.7	1.0	—	NA
The Point	Pacific Northwest	Under Construction	2022	2023	161	1.5	0.8	—	NA
Springview	Mountain West	Under Construction	2023	2023	180	0.6	0.6	—	NA
Spanish Springs	Mountain West	Under Construction	2024	2025	257	0.5	0.8	—	NA
University Glen	Southern California	Under Construction	2024	2025	170	1.2	0.8	—	NA
Washington Station	Mountain West	In Planning	2024	2025	205	1.1	0.6	—	NA
Folsom	Northern California	In Planning	2024	2025	136	3.1	0.4	3.1	NA
Lockwood	Southern California	In Planning	2024	2025	341	14.4	1.6	13.0	NA
Beacon Hill	Pacific Northwest	In Planning	2024	2025	170	8.2	0.8	6.0	NA
					2,260	$36.3	$9.1	$22.1
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of June 30, 2022
(Unaudited)
(Dollars in millions)

	Consolidated			Unconsolidated
Maturity	Consolidated Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt	Unconsolidated Secured	KW Share(3)
2022	$7.6	$—	$—	$407.0	$93.0
2023	344.1	—	—	631.3	462.0
2024	434.4	—	250.0	1,058.7	1,129.1
2025	447.3	576.4	—	1,036.3	1,338.3
2026	465.6	—	—	1,257.0	802.0
2027	337.2	—	—	627.3	561.2
2028	337.1	—	—	187.9	423.2
2029	102.2	—	600.0	377.0	782.4
2030	76.4	—	600.0	150.9	707.5
2031	557.1	—	600.0	195.9	1,228.3
Thereafter	21.8	—	—	951.9	419.5
Total	$3,130.8	$576.4	$2,050.0	$6,881.2	$7,946.5

Cash(4)	(205.6)	(87.2)	(167.8)	(374.6)	(565.6)
Net Debt	$2,925.2	$489.2	$1,882.2	$6,506.6	$7,380.9
(1) Excludes $17.3 million of unamortized loan fees and unamortized net premium of $1.8 million, as of June 30, 2022.
(2) Excludes $1.0 million of unamortized loan fees and unamortized net discount of $1.7 million, as of June 30, 2022.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $494.6 million, based on economic ownership.

	Weighted Average
Debt Type	Annual Interest Rate	Years to Maturity
Consolidated Secured	3.4%	4.8
Kennedy Wilson Europe Unsecured Bonds	3.2%	3.4
KW Unsecured Debt	4.7%	7.5
Unconsolidated Secured	3.6%	6.2
Total (KW Share)	3.8%	5.8

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of June 30, 2022
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$3,070.5	$1,774.2	$475.4	$5,320.1
Kennedy Wilson Europe Unsecured Bonds	576.4	—	—	576.4
KW Unsecured Debt	1,800.0	221.4	28.6	2,050.0
Total	$5,446.9	$1,995.6	$504.0	$7,946.5
% of Total Debt	69%	25%	6%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $494.6 million, based on economic ownership.

	KW Share of Secured Investment Debt(1)
	Multifamily	Office	Industrial	Retail	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$970.4	$107.0	$—	$4.0	$—	$—	$1,081.4	20%
Southern California	267.9	145.0	—	30.9	—	—	443.8	8%
Northern California	331.7	87.9	0.4	—	—	—	420.0	8%
Mountain West	1,196.0	26.6	4.0	39.7	—	—	1,266.3	24%
Hawaii	—	—	—	—	101.3	2.5	103.8	2%
Total Western US	$2,766.0	$366.5	$4.4	$74.6	$101.3	$2.5	$3,315.3	62%

United Kingdom	$—	$586.4	$150.8	$164.8	$—	$—	$902.0	17%
Ireland	509.5	386.4	13.1	79.1	75.5	—	1,063.6	20%
Spain	—	—	2.8	36.4	—	—	39.2	1%
Italy	—	—	—	—	—	—	—	—%
Total Europe	$509.5	$972.8	$166.7	$280.3	$75.5	$—	$2,004.8	38%

Total	$3,275.5	$1,339.3	$171.1	$354.9	$176.8	$2.5	$5,320.1	100%
% of Total Debt	62%	25%	3%	7%	3%	—%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $494.6 million, based on economic ownership

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $23 billion in Real Estate AUM(1)) and 52 million square feet under management as of June 30, 2022.

Adjusted Fees - Detail
	Q2		YTD
Fee Description	2022	2021	2022	2021
Investment Management — Base	$11.0	$8.5	$21.9	$16.2
Investment Management — Acquisition/Disposition	0.1	0.6	0.7	0.6
Investment Management — Performance Allocations
Unrealized	(8.7)	—	18.5	—
Realized	—	16.2	—	15.8
Amounts reclassified from Unrealized to Realized	—	—	—	—
Total - Investment Management — Performance	(8.7)	16.2	18.5	15.8

Property Services	0.4	0.5	0.8	1.1
Total Adjusted Fees(2)	$2.8	$25.8	$41.9	$33.7
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended June 30,	Same Property Units	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Market Rate Portfolio
Region:
Mountain West	3,981	94.3%	95.7%	(1.5)%	$16.3	$14.4	13.7%	$11.2	$9.7	14.8%
Pacific Northwest	3,426	94.6	96.3	(1.8)	14.3	13.1	9.1	9.4	8.4	11.9
Southern California	1,898	95.4	96.4	(1.0)	10.4	8.7	19.4	6.9	5.5	26.8
Northern California	1,848	92.7	94.9	(2.4)	10.0	9.0	11.0	6.4	5.6	14.6
Western U.S.	11,153	94.3%	95.8%	(1.6)%	$51.0	$45.2	12.9%	$33.9	$29.2	16.2%
Ireland	2,075	97.9	92.6	5.7	6.6	6.1	7.1	5.1	4.6	10.5
Total	13,228	94.6%	95.5%	(0.9)%	$57.6	$51.3	12.2%	$39.0	$33.8	15.4%

Affordable Portfolio
Region:
Pacific Northwest	5,453	97.3%	97.4%	(0.1)%	$7.7	$7.3	5.9%	$5.2	$5.0	3.7%
Southern California	1,592	98.0	98.1	(0.1)	2.0	1.9	4.7	1.4	1.4	2.3
Northern California	704	98.2	97.4	0.8	1.3	1.2	6.1	1.0	0.9	5.2
Mountain West	676	98.5	97.2	1.3	1.0	0.9	7.6	0.7	0.7	7.6
Western U.S.	8,425	97.6%	97.5%	0.1%	$12.0	$11.3	5.9%	$8.3	$8.0	4.0%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Six Months Ended June 30,	Same Property Units	Average Occupancy %			Total Revenues			Net Operating Income
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Market Rate Portfolio
Region:
Mountain West	3,981	94.6%	95.7%	(1.1)%	$32.1	$28.2	13.7%	$21.7	$18.9	14.8%
Pacific Northwest	3,426	94.5	96.3	(1.9)	28.0	25.8	9.5	18.5	16.3	12.9
Southern California	1,898	95.4	96.1	(0.7)	20.0	17.3	16.1	13.3	10.9	22.1
Northern California	1,728	93.0	94.9	(2.0)	17.8	16.3	9.3	11.2	10.0	12.4
Western U.S.	11,033	94.4%	95.8%	(1.4)%	$97.9	$87.6	12.1%	$64.7	$56.1	15.2%
Ireland	2,075	97.8	92.2	6.1	13.0	12.1	7.3	10.2	9.3	9.6
Total	13,108	94.8%	95.4%	(0.7)%	$110.9	$99.7	11.5%	$74.9	$65.4	14.4%

Affordable Portfolio
Region:
Pacific Northwest	5,045	97.2%	97.2%	—%	$14.2	$13.5	5.5%	$9.6	$9.2	4.3%
Southern California	1,592	98.0	97.8	0.2	4.0	3.8	4.8	2.8	2.7	4.4
Northern California	704	98.2	97.3	0.9	2.5	2.4	6.6	1.9	1.8	7.3
Mountain West	676	98.5	97.1	1.4	2.0	1.9	6.5	1.4	1.3	8.1
Western U.S.	8,017	97.5%	97.3%	0.2%	$22.7	$21.6	5.6%	$15.7	$15.0	5.0%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended June 30,	Same Property Square Feet	Average Occupancy %			Total Revenues			Net Operating Income
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Region:
Pacific Northwest	0.6	100.0%	100.0%	—%	$4.3	$4.2	0.8%	$3.5	$3.6	(1.1)%
Southern California	0.2	92.1	92.3	(0.1)	3.2	2.7	15.5	2.2	1.8	20.4
Northern California	0.3	78.7	81.9	(4.0)	2.7	2.9	(6.1)	1.5	1.6	(7.4)
Western U.S.	1.1	92.1%	93.2%	(1.1)%	10.2	9.8	2.8%	7.2	7.0	3.1%
United Kingdom	1.4	90.0	91.8	(1.9)	9.2	9.2	0.2	8.5	8.7	(1.5)
Ireland	0.9	95.9	98.9	(3.1)	6.4	6.6	(3.0)	6.3	6.5	(4.1)
Italy	0.7	100.0	100.0	—	2.4	2.3	1.9	2.1	2.1	0.2
Europe	3.0	94.2%	95.8%	(1.7)%	18.0	18.1	(0.8)%	16.9	17.3	(2.3)%

Total	4.1	93.6%	95.0%	(1.5)%	$28.2	$27.9	0.5%	$24.1	$24.3	(0.7)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Six Months Ended June 30,	Same Property Square Feet	Average Occupancy %			Total Revenues			Net Operating Income
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Region:
Pacific Northwest	0.6	100.0%	100.0%	—%	$8.6	$8.5	1.1%	$7.2	$7.2	0.1%
Southern California	0.2	92.1	94.6	(2.6)	6.1	5.5	9.9	4.1	3.6	12.4
Northern California	0.3	77.8	82.8	(6.0)	5.5	5.9	(6.9)	3.1	3.5	(11.8)
Western U.S.	1.1	91.8%	93.8%	(2.1)%	20.2	19.9	1.2%	14.4	14.3	0.3%
United Kingdom	1.4	89.7	92.0	(2.5)	17.8	18.2	(2.5)	16.1	17.1	(5.4)
Ireland	0.9	96.8	98.9	(2.1)	13.0	13.3	(2.3)	12.6	13.0	(3.1)
Italy	0.7	100.0	100.0	—	4.7	4.6	1.9	4.1	4.1	(0.3)
Europe	3.0	94.3%	95.9%	(1.7)%	35.5	36.1	(1.8)%	32.8	34.2	(3.9)%

Total	4.1	93.5%	95.3%	(1.8)%	$55.7	$56.0	(0.8)%	$47.2	$48.5	(2.7)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Three Months Ended June 30,	Same Property Square Feet	Average Occupancy %			Total Revenues			Net Operating Income
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Region:
Pacific Northwest	0.6	100.0%	100.0%	—%	$4.5	$4.4	2.4%	$3.8	$3.8	0.9%
Southern California	0.2	92.1	92.3	(0.1)	2.9	2.5	17.7	2.0	1.6	24.8
Northern California	0.3	78.7	81.9	(4.0)	2.7	2.8	(5.2)	1.5	1.5	(5.8)
Western U.S.	1.1	92.1%	93.2%	(1.1)%	10.1	9.7	4.1%	7.3	6.9	4.9%
United Kingdom	1.4	90.0	91.8	(1.9)	8.5	9.2	(8.3)	7.8	8.7	(10.5)
Ireland	0.9	95.9	98.9	(3.1)	6.7	7.0	(4.3)	6.5	6.9	(5.4)
Italy	0.7	100.0	100.0	—	2.4	2.3	1.9	2.1	2.1	0.2
Europe	3.0	94.2%	95.8%	(1.7)%	17.6	18.5	(5.5)%	16.4	17.7	(7.3)%

Total	4.1	93.6%	95.0%	(1.5)%	$27.7	$28.2	(2.2)%	$23.7	$24.6	(3.9)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Six Months Ended June 30,	Same Property Square Feet	Average Occupancy %			Total Revenues			Net Operating Income
2022 vs. 2021	2022	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Region:
Pacific Northwest	0.6	100.0%	100.0%	—%	$9.1	$8.8	2.8%	$7.7	$7.5	2.0%
Southern California	0.2	92.1	94.6	(2.6)	5.6	4.9	12.7	3.6	3.0	17.4
Northern California	0.3	77.8	82.8	(6.0)	5.4	5.7	(6.1)	2.9	3.3	(10.8)
Western U.S.	1.1	91.8%	93.8%	(2.1)%	20.1	19.4	2.7%	14.2	13.8	2.3%
United Kingdom	1.4	89.7	92.0	(2.5)	16.5	18.2	(9.4)	14.9	17.1	(12.8)
Ireland	0.9	96.8	98.9	(2.1)	13.3	13.9	(4.4)	13.0	13.7	(5.1)
Italy	0.7	100.0	100.0	—	4.7	4.6	1.9	4.1	4.1	(0.3)
Europe	3.0	94.3%	95.9%	(1.7)%	34.5	36.7	(6.1)%	32.0	34.9	(8.3)%

Total	4.1	93.5%	95.3%	(1.8)%	$54.6	$56.1	(3.1)%	$46.2	$48.7	(5.3)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and six months ended June 30, 2022:

	100%				Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Loan Purchases/Originations	Annual Return on Loans(4)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	Loan Purchases/Originations	Annual Return on Loans(4)	KW Ownership(3)
Q2-22
Western U.S.	$518.5	3.6%	$122.1	6.7%	$464.4	3.7%	$7.1	8.6%	73.6%
Europe	488.1	3.4%	53.6	8.2%	96.0	3.4%	2.7	8.2%	18.2%
Total	$1,006.6	3.5%	$175.7	7.1%	$560.4	3.6%	$9.8	8.5%	48.2%

YTD
Western U.S.	$902.3	3.8%	$369.3	5.4%	$635.0	3.8%	$19.5	7.8%	51.5%
Europe	624.2	3.7%	53.6	8.2%	199.9	4.3%	2.7	8.2%	29.9%
Total	$1,526.5	3.7%	$422.9	5.8%	$834.9	3.9%	$22.1	7.8%	44.0%

	100%				Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Loan Repayments	Annual Return on Loans(4)	Real Estate Pro-Rata Sale Price	Cap Rate(2)(4)	Loan Repayments	Annual Return on Loans(4)	KW Ownership(3)
Q2-22
Western U.S.	$155.1	6.8%	$103.6	6.1%	$108.1	6.8%	$12.5	7.6%	69.7%
Europe	12.0	4.0%	$218.7	9.0%	12.0	4.0%	10.9	9.1%	100.0%
Total	$167.1	5.7%	$322.3	8.0%	$120.1	5.6%	$23.4	8.3%	71.9%

YTD
Western U.S.	$313.5	3.6%	$103.6	6.1%	$132.1	4.9%	$12.5	7.6%	42.1%
Europe	44.1	6.0%	218.7	9.0%	44.1	6.0%	10.9	9.1%	100.0%
Total	$357.6	4.1%	$322.3	8.0%	$176.2	5.5%	$23.4	8.3%	49.3%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q2-22, there were $13.7 million of acquisitions and $144.0 million dispositions of non-income producing real estate assets. For YTD-22, there were $27.2 million of acquisitions and $161.9 million dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q2-22, there were $2.8 million of acquisitions and $97.9 million dispositions of non-income producing real estate assets. For YTD-22, there were $8.1 million of acquisitions and $109.1 million dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited, Dollars in millions)

	Three Months Ended June 30, 2022
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$109.3	$—	$—	$109.3
Hotel	12.7	—	—	12.7
Investment management fees	—	11.0	—	11.0
Property services fees	—	—	0.4	0.4
Loans and other	—	2.7	—	2.7
Total revenue	122.0	13.7	0.4	136.1

Income from unconsolidated investments
Principal co-investments	—	39.4	—	39.4
Performance allocations	—	(8.7)	—	(8.7)
Income from unconsolidated investments	—	30.7	—	30.7

Gain on sale of real estate, net	11.9	—	—	11.9
Expenses
Rental	36.4	—	—	36.4
Hotel	7.6	—	—	7.6
Compensation and related	9.8	10.9	5.8	26.5
Share-based compensation	—	—	7.3	7.3
Performance allocation compensation	—	(2.0)	—	(2.0)
General and administrative	3.6	3.9	1.9	9.4
Depreciation and amortization	43.3	—	—	43.3
Total expenses	100.7	12.8	15.0	128.5
Interest expense	(30.7)	—	(22.5)	(53.2)
Loss on early extinguishment of debt	(1.1)	—	—	(1.1)
Other income	2.8	—	0.8	3.6
(Loss) income before (provision for) benefit from income taxes	4.2	31.6	(36.3)	(0.5)
(Provision for) benefit from income taxes	(8.5)	—	8.1	(0.4)
Net (loss) income	(4.3)	31.6	(28.2)	(0.9)
Net loss attributable to noncontrolling interests	(0.3)	—	—	(0.3)
Preferred dividends	—	—	(7.8)	(7.8)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(4.6)	$31.6	$(36.0)	$(9.0)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$30.1	$15.1	$22.5	$67.7
Loss on early extinguishment of debt	1.1	—	—	1.1
Depreciation and amortization	42.2	0.9	—	43.1
Provision for (benefit from) income taxes	8.5	—	(8.1)	0.4
Share-based compensation	—	—	7.3	7.3
Preferred Dividends	—	—	7.8	7.8
Fees eliminated in consolidation	(0.1)	0.1	—	—
Adjusted EBITDA	$77.2	$47.7	$(6.5)	$118.4

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Six Months Ended June 30, 2022
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$213.5	$—	$—	$213.5
Hotel	19.2	—	—	19.2
Investment management fees	—	22.3	—	22.3
Property services fees	—	—	0.8	0.8
Loans and other	—	5.0	—	5.0
Total revenue	232.7	27.3	0.8	260.8

Income from unconsolidated investments
Principal co-investments	—	117.6	—	117.6
Performance allocations	—	18.5	—	18.5
Income from unconsolidated investments	—	136.1	—	136.1

Gain on sale of real estate, net	13.8	—	—	13.8
Expenses
Rental	72.1	—	—	72.1
Hotel	11.9	—	—	11.9
Compensation and related	18.0	25.3	12.2	55.5
Share-based compensation	—	—	14.4	14.4
Performance allocation compensation	—	9.8	—	9.8
General and administrative	6.1	7.6	3.6	17.3
Depreciation and amortization	86.6	—	—	86.6
Total expenses	194.7	42.7	30.2	267.6
Interest expense	(59.7)	—	(44.0)	(103.7)
Loss on early extinguishment of debt	(1.1)	—	—	(1.1)
Other income	5.9	—	3.5	9.4
Income (loss) before provision for income taxes	(3.1)	120.7	(69.9)	47.7
(Provision for) benefit from income taxes	(10.4)	—	1.8	(8.6)
Net income (loss)	(13.5)	120.7	(68.1)	39.1
Net income attributable to noncontrolling interests	(0.2)	—	—	(0.2)
Preferred dividends	—	—	(13.1)	(13.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(13.7)	$120.7	$(81.2)	$25.8

Add back (less) (Kennedy Wilson's Share):
Interest expense	$58.5	$26.4	$44.0	$128.9
Loss on early extinguishment of debt	1.1	—	—	1.1
Depreciation and amortization	84.6	2.0	—	86.6
Provision for (benefit from) income taxes	10.4	—	(1.8)	8.6
Share-based compensation	—	—	14.4	14.4
Preferred dividends	—	—	13.1	13.1
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$140.7	$149.3	$(11.5)	$278.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Three Months Ended June 30, 2021
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$94.7	$—	$—	$94.7
Hotel	2.2	—	—	2.2
Investment management fees	—	8.8	—	8.8
Property services fees	—	—	0.5	0.5
Loans and other	—	2.2	—	2.2
Total revenue	96.9	11.0	0.5	108.4

Income from unconsolidated investments
Principal co-investments	—	36.3	—	36.3
Performance allocations	—	16.1	—	16.1
Income from unconsolidated investments	—	52.4	—	52.4

Gain on sale of real estate, net	328.5	—	—	328.5
Expenses
Rental	32.4	—	—	32.4
Hotel	2.5	—	—	2.5
Compensation and related	23.8	6.1	11.1	41.0
Share-based compensation	—	—	7.3	7.3
Performance allocation compensation	—	0.3	—	0.3
General and administrative	5.9	1.4	1.7	9.0
Depreciation and amortization	41.7	—	—	41.7
Total expenses	106.3	7.8	20.1	134.2
Interest expense	(30.1)	—	(14.4)	(44.5)
Loss on early extinguishment of debt	(12.1)	—	(11.7)	(23.8)
Other (expense) income	(0.5)	—	(0.2)	(0.7)
Income (loss) before provision for income taxes	276.4	55.6	(45.9)	286.1
Provision for (benefit from) income taxes	1.7	—	(66.6)	(64.9)
Net income (loss)	278.1	55.6	(112.5)	221.2
Net income attributable to noncontrolling interests	(1.5)	—	—	(1.5)
Preferred dividends	—	—	(4.3)	(4.3)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$276.6	$55.6	$(116.8)	$215.4

Add back (less) (Kennedy Wilson's Share):
Interest expense	$29.3	$8.9	$14.4	$52.6
Loss on early extinguishment of debt	12.1	—	11.7	23.8
Depreciation and amortization	40.5	1.4	—	41.9
Provision for income taxes	(1.7)	—	66.6	64.9
Share-based compensation	—	—	7.3	7.3
Preferred dividends	—	—	4.3	4.3
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$356.6	$66.1	$(12.5)	$410.2

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Six Months Ended June 30, 2021
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$183.6	$—	$—	$183.6
Hotel	3.0	—	—	3.0
Investment management fees	—	16.2	—	16.2
Property services fees	—	—	1.2	1.2
Loans and other	—	3.8	—	3.8
Total revenue	186.6	20.0	1.2	207.8

Income from unconsolidated investments
Principal co-investments	—	55.1	—	55.1
Performance allocations	—	15.7	—	15.7
Income from unconsolidated investments	—	70.8	—	70.8

Gain on sale of real estate, net	402.0	—	—	402.0
Expenses
Rental	65.4	—	—	65.4
Hotel	4.1	—	—	4.1
Compensation and related	38.9	12.0	17.1	68.0
Share-based compensation	—	—	15.0	15.0
Performance allocation compensation	—	0.3	—	0.3
General and administrative	10.2	2.7	2.9	15.8
Depreciation and amortization	86.1	—	—	86.1
Total expenses	204.7	15.0	35.0	254.7
Interest expense	(62.2)	—	(33.9)	(96.1)
Loss on early extinguishment of debt	(12.1)	—	(26.5)	(38.6)
Other (expense) income	(2.9)	—	(1.1)	(4.0)
Income (loss) before provision for income taxes	306.7	75.8	(95.3)	287.2
Provision for income taxes	(2.2)	—	(65.4)	(67.6)
Net income (loss)	304.5	75.8	(160.7)	219.6
Net income attributable to noncontrolling interests	(1.2)	—	—	(1.2)
Preferred dividends	—	—	(8.6)	(8.6)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$303.3	$75.8	$(169.3)	$209.8

Add back (less) (Kennedy Wilson's Share):
Interest expense	$60.7	$16.8	$33.9	$111.4
Loss on early extinguishment of debt	12.1	—	26.5	38.6
Depreciation and amortization	83.7	3.1	—	86.8
Provision for income taxes	2.2	—	65.4	67.6
Share-based compensation	—	—	15.0	15.0
Preferred dividends	—	—	8.6	8.6
Fees eliminated in consolidation	(0.5)	0.5	—	—
Adjusted EBITDA	$461.5	$96.2	$(19.9)	$537.8

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	June 30, 2022		December 31, 2021
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(9.4)	$114.4	$(10.6)	$103.7
Accounts receivable	(0.8)	6.7	(0.9)	6.0
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(118.3)	4,119.6	(126.1)	3,667.9
Unconsolidated investments	—	(2,183.4)	—	(1,947.6)
Other assets	(3.8)	321.3	(3.5)	305.9
Loan purchases and originations	—	4.3	—	—
Total assets	$(132.3)	$2,382.9	$(141.1)	$2,135.9

Liabilities
Accounts payable	$(0.7)	$—	$(0.9)	$—
Accrued expenses and other liabilities	(20.1)	106.1	(22.2)	87.1
Mortgage debt	(87.3)	2,276.8	(91.7)	2,061.9
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(108.1)	2,382.9	(114.8)	2,149.0
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(24.2)	—	(26.3)	—
Total equity	(24.2)	—	(26.3)	—
Total liabilities and equity	$(132.3)	$2,382.9	$(141.1)	$2,149.0
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $25.8 million and $41.6 million relating to noncontrolling interests and unconsolidated investments, and $27.4 million and $41.6 million relating to noncontrolling interests and unconsolidated investments, as of June 30, 2022 and December 31, 2021, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Q2 - 2022		Q2 - 2021
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(2.7)	$55.9	$(2.5)	$38.3
Hotel	—	—	—	—
Sale of real estate	—	27.1	—	0.5
Investment management and property services fees	—	(8.7)	0.3	16.1
Total revenue	(2.7)	74.3	(2.2)	54.9

Total income from unconsolidated investments	—	(30.7)	—	(52.4)

Fair value (3)	—	14.6	—	25.9
Gain on sale of real estate, net	(0.1)	—	(2.0)	(3.1)

Expenses
Rental	(1.0)	16.1	(1.1)	11.3
Hotel	—	—	—	—
Cost of real estate sold	—	22.7	—	1.1
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(1.0)	0.9	(1.1)	1.5
Total expenses	(2.0)	39.7	(2.2)	13.9
Interest expense	0.6	(15.2)	0.8	(8.8)
Other loss	(0.1)	(3.3)	(0.3)	(2.6)
Income before benefit from income taxes	(0.3)	—	(1.5)	—
Benefit from income taxes	—	—	—	—
Net income	(0.3)	—	(1.5)	—
Net loss attributable to noncontrolling interests	0.3	—	1.5	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(5.2)	$110.1	$(5.4)	$76.0
Hotel	—	—	—	—
Sale of real estate	—	35.1	—	19.1
Investment management and property services fees	—	18.5	0.6	15.7
Total revenue	(5.2)	163.7	(4.8)	110.8

Total income from unconsolidated investments	—	(136.1)	—	(70.8)

Fair value (3)	—	70.2	—	30.2
Gain on sale of real estate, net	(0.1)	—	(2.0)	(3.1)

Expenses
Rental	(2.2)	31.6	(2.1)	22.6
Hotel	—	—	—	—
Cost of real estate sold	—	28.4	—	17.0
General and administrative	—	—	—	—
Depreciation and amortization	(2.1)	2.0	(2.2)	3.3
Total expenses	(4.3)	62.0	(4.3)	42.9
Interest expense	1.1	(26.5)	1.7	(16.7)
Other income (loss)	(0.3)	(9.3)	(0.4)	(7.5)
Loss before benefit from income taxes	(0.2)	—	(1.2)	—
Provision for income taxes	—	—	—	—
Net income	(0.2)	—	(1.2)	—
Net (loss) income attributable to noncontrolling interests	0.2	—	1.2	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$109.3
Hotel Revenues	12.7
Rental (Expenses)	(36.4)
Hotel (Expenses)	(7.6)
Loans and other	2.7
Consolidated NOI	$80.7
Adjustments:
Non-controlling interest	(1.7)
NOI from Unconsolidated investments (KW Share)	39.8
Property-Level NOI - Q2-22 (KW Share)(1)	$118.8

Adjustments
Assets acquired and disposed (net)	1.6
Lease-up and development portfolio	0.7
Hotel operations	(3.2)
Assets owned and occupied by Kennedy Wilson	1.2
Amortization of above/below market leases (net)	(0.8)
Straight-line and free rent (net)	2.8
Non-recurring income/expense, FX, and other	(1.4)
Q2-22 Estimated NOI	$119.7
Estimated Annual NOI - June 30, 2022	$478.8
(1) See Appendix for reconciliation of Property-Level NOI to Net Income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended,
	June 30,		June 30,
	2022	2021	2022	2021
Interest expense (Kennedy Wilson's Share)
Interest expense	$53.2	$44.5	$103.7	$96.1
Interest expense (attributable to noncontrolling interests)	(0.6)	(0.8)	(1.2)	(1.5)
Kennedy Wilson's share of interest expense included in unconsolidated investments	15.1	8.9	26.4	16.8
Interest expense - (Kennedy Wilson's Share)	$67.7	$52.6	$128.9	$111.4

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$1.1	$23.8	$1.1	$38.6
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$1.1	$23.8	$1.1	$38.6

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$43.3	$41.7	$86.6	$86.1
Depreciation and amortization (attributable to noncontrolling interests)	(1.1)	(1.2)	(2.0)	(2.4)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.9	1.4	2.0	3.1
Depreciation and amortization (Kennedy Wilson's Share)	$43.1	$41.9	$86.6	$86.8

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	$0.4	$64.9	$8.6	$67.6
Benefit from taxes (attributable to noncontrolling interests)	—	—	—	—
Provision for income taxes included in unconsolidated investments	—	—	—	—
Provision for income taxes (Kennedy Wilson's Share)	$0.4	$64.9	$8.6	$67.6

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Q2 - 2022		Q2 - 2021
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$109.3	$109.3	$94.7	$94.7
Hotel Revenues	12.7	12.7	2.2	2.2
Rental (Expenses)	—	(36.4)	—	(32.4)
Hotel (Expenses)	—	(7.6)	—	(2.5)
Consolidated Total	122.0	78.0	96.9	62.0
Less: NCI adjustments (1)	(2.2)	(1.2)	(1.6)	(0.9)
Add: Unconsolidated investment adjustments (2)	34.8	25.0	31.9	22.8
Add: Straight-line and above/below market rents	(0.9)	(0.9)	0.2	0.2
Less: Reimbursement of recoverable operating expenses	(6.4)	—	(4.1)	—
Less: Properties bought and sold (3)	(20.6)	(14.1)	(16.7)	(10.5)
Less: Other properties excluded (4)	(28.7)	(15.8)	(15.7)	(8.6)
Other Reconciling Items (5)	(0.2)	0.4	(0.4)	1.1
Same Property	$97.8	$71.4	$90.5	$66.1

	Q2 - 2022		Q2 - 2021
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$28.2	$24.1	$27.9	$24.3
Multifamily Market Rate Portfolio - Same Property	57.6	39.0	51.3	33.8
Multifamily Affordable Portfolio - Same Property	12.0	8.3	11.3	8.0
Same Property	$97.8	$71.4	$90.5	$66.1
Straight-line rent adjustments (net)	(0.5)	(0.5)	0.3	0.3
Same Property (Excluding Straight-Line Rents)	$97.3	$70.9	$90.8	$66.4
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$213.5	$213.5	$183.6	$183.6
Hotel Revenues	19.2	19.2	3.0	3.0
Rental (Expenses)	—	(72.1)	—	(65.4)
Hotel (Expenses)	—	(11.9)	—	(4.1)
Consolidated Total	232.7	148.7	186.6	117.1
Less: NCI adjustments (1)	(4.5)	(2.4)	(3.5)	(2.0)
Add: Unconsolidated investment adjustments (2)	67.6	48.7	62.6	44.5
Add: Straight-line and above/below market rents	(1.9)	(1.9)	0.5	0.5
Less: Reimbursement of recoverable operating expenses	(13.5)	—	(10.0)	—
Less: Properties bought and sold (3)	(37.0)	(26.7)	(27.0)	(14.9)
Less: Other properties excluded (4)	(52.1)	(28.7)	(29.5)	(15.0)
Other Reconciling Items (5)	(2.0)	0.1	(2.4)	(1.3)
Same Property	$189.3	$137.8	$177.3	$128.9

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$55.7	$47.2	$56.0	$48.5
Multifamily Market Rate Portfolio - Same Property	110.9	74.9	99.7	65.4
Multifamily Affordable Portfolio - Same Property	22.7	15.7	21.6	15.0
Same Property	$189.3	$137.8	$177.3	$128.9
Straight-line rent adjustments (net)	(1.1)	(1.1)	0.1	0.1
Same Property (Excluding Straight-Line Rents)	$188.2	$136.7	$177.4	$129.0
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	QTD		YTD
	2022	2021	2022	2021
Investment management fees	$11.0	$8.8	$22.3	$16.2
Property services fees	0.4	0.5	0.8	1.2

Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.1	0.3	0.3	0.5
Performance fees included in unconsolidated investments	(8.7)	16.2	18.5	15.8
Adjusted Fees	$2.8	$25.8	$41.9	$33.7

(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.